UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 21, 2009

COMMERCE PLANET, INC.
(Exact Name of Small Business Issuer as Specified in Its Charter)

UTAH	333-34308	87-052057
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
30 South La Patera Lane, Suite 8 Goleta, California 93117
(Address of Principal Executive Offices)

(805) 964-9126
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

As previously reported by Commerce Planet, Inc. (the “Company”) in its Current Reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on September 18, 2008 and December 17, 2008, the Company and its wholly-owned subsidiaries, Legacy Media, LLC, a California limited liability company (“Legacy”), and Consumer Loyalty Group, LLC, a California limited liability company (“CLG” and collectively with Legacy, the “Sellers”), entered into an Amended and Restated Asset Purchase Agreement (the “Amended and Restated Purchase Agreement”) with Superfly Advertising, Inc. (F/K/A Morlex, Inc.), a Delaware corporation (“Superfly Parent”) and its wholly-owned subsidiary Superfly Advertising, Inc., an Indiana corporation (the “Purchaser”). Under the Amended and Restated Purchase Agreement the Purchaser agreed, on the closing date, to (i) acquire from the Sellers substantially all of the assets related to the business of Internet advertising and marketing conducted by the Sellers (the “Business”), and (ii) assume certain specified liabilities of the Sellers in connection with the Business, subject to certain terms and conditions (the “Acquisition”).

The purchase price for the Acquisition pursuant to the Amended and Restated Purchase Agreement is $825,000 in cash and 4,500,000 shares (“Shares”) of common stock, par value $0.001 per share, of Superfly Parent.  The cash portion of the purchase price is payable as follows: (i)  $125,000 was paid upon the execution of the original purchase agreement on September 18, 2008 (the “Deposit”), (ii) $200,000 will be deemed to be paid at closing by the forgiveness of $200,000 of indebtedness of the Company evidenced by a $200,000 loan funded by Superfly Parent to the Company on or about September 23, 2008 (the “Loan”), (iii) $300,000 less the amount of interest accrued on the Loan as of the closing date shall be paid at the closing, and (iv) $200,000 shall be paid in equal monthly installments for 6 months commencing on the last day of the month following the closing (the “Installment Payments”).  The Shares, valued at $0.75 per share, shall be issued on the closing date; provided that, 2,250,000 of the Shares will not be resold, transferred or otherwise distributed by the Company until the investigation or any proceedings of the United States Federal Trade Commission (the “FTC Proceedings”) against the Company are settled. If the FTC Proceedings are not settled on or before 6 months from the closing date, Superfly Parent may demand the return of all or a portion of such 2,250,000 Shares.

On January 21, 2009, the parties completed the closing of the Acquisition after all closing conditions were deemed satisfied or waived in writing, including, without limitation, the Company obtaining the requisite vote of its shareholders approving the Amended and Restated Purchase Agreement, the Acquisition, and the transactions contemplated therein by shareholder consent on January 13, 2009. In connection with the closing, Superfly Parent made the closing payment and issued the Shares to the Company.  The entire outstanding principal amount and all accrued and unpaid interest due to Superfly Parent under the Loan in an amount equal to $103,383 was deemed paid at closing (subsequent to Superfly Parent converting $100,000 of the principal amount of the Loan into 10,000,000 shares of common stock of the Company).

On January 21, 2009, the parties entered into a letter agreement (the “Letter Agreement”) which extended the term of the Installment Payments due from Superfly Parent and the Purchaser from 6 to 12 months beginning on February 21, 2009. In addition, the initial Installment Payment may be reduced or increased, as applicable, to the extent that the Company is able to renegotiate certain account payables included as part of the liabilities assumed by Superfly Parent and the Purchaser under the Amended and Restated Purchase Agreement.  Should the Company fail to reduce certain account payables by at least $50,000 in the aggregate, Superfly Parent and the Purchaser may deduct the difference between $50,000 and the actual renegotiated amount. By way of example, if only $30,000 of the total amount of account payables is reduced, Superfly Parent and the Purchaser may deduct $20,000 from the first Installment Payment due to the Company under the Amended and Restated Purchase Agreement. However, if the Company is successful in renegotiating a reduction of account payables in an amount exceeding $50,000, Superfly Parent and the Purchaser agree to pay the excess amount over $50,000. By way of example, if $75,000 is renegotiated as a reduction of account payables, Superfly Parent and the Purchaser agree to pay to the Company an additional $25,000 as part of the first Installment Payment due to the Company under the Amended and Restated Purchase Agreement.

As contemplated pursuant to the terms of the Amended and Restated Purchase Agreement, on January 21, 2009 the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with Superfly Parent under which Superfly Parent agreed to use its reasonable best efforts to register the Shares issued to the Company at the closing in a registration statement with the SEC as promptly as reasonably practicable after the closing date, and to ensure that the Shares are registered under an effective registration statement until such time as all of the Shares are sold by the Company or such time as the Shares are eligible for resale under the provisions of Rule 144, promulgated under the Securities Act of 1933, as amended.

In addition, on January 21, 2009 the Company and the Sellers entered into an Assignment and Assumption Agreement (the “Assignment Agreement”) with Superfly Parent and the Purchaser pursuant to which the Sellers assigned all of their rights, title and interest, and delegated all of their obligations and liabilities, to the Assumed Contracts, Assumed Liabilities and Permits (each as defined in the Amended and Restated Purchase Agreement) in connection with the Business, to the Purchaser.  Under the Assignment Agreement, the Purchaser agreed to assume and perform all covenants, agreements and other obligations to be performed by the Company and/or the Sellers under the Assumed Contracts, Assumed Liabilities and Permits.

Moreover, on January 21, 2009 the Company and the Sellers entered into an Intellectual Property Assignment Agreement (the “IP Assignment Agreement”) with Superfly Parent and the Purchaser pursuant to which the Sellers assigned all of their rights, title and interest in all of their trademarks, patents and copyrights, together with all goodwill and pending registrations associated with the foregoing, to the Purchaser.

The foregoing is a summary of certain material terms and conditions of the Letter Agreement, Registration Rights Agreement, Assignment Agreement and IP Assignment Agreement.  Accordingly, the foregoing is qualified in its entirety by reference to the full text of such agreements attached to this Current Report on Form 8-K in Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and incorporated herein by reference.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 23, 2009, Mr. Christopher Cruttenden resigned as a member of the board of directors of the Company.  There was no disagreement or dispute between Mr. Cruttenden and the Company which led to his resignation.

Item 9.01     Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

          Not applicable.

(b) Pro forma financial information.

          Not applicable.

(c) Shell company transactions.

          Not applicable.

(d) Exhibits.

Exhibit Number	Description
10.1	Letter Agreement dated as of January 21, 2009 by and among Superfly Advertising, Inc. (F/K/A Morlex, Inc.), Superfly Advertising, Inc., Commerce Planet, Inc., Legacy Media LLC and Consumer Loyalty Group, LLC.
10.2	Registration Rights Agreement dated as of January 21, 2009 by and between Superfly Advertising, Inc. (F/K/A Morlex, Inc.) and Commerce Planet, Inc.

10.3	Assignment and Assumption Agreement dated as of January 21, 2009 by and among Superfly Advertising, Inc. (F/K/A Morlex, Inc.), Superfly Advertising, Inc., Commerce Planet, Inc., Legacy Media LLC and Consumer Loyalty Group, LLC.
10.4	Intellectual Property Assignment Agreement dated as of January 21, 2009 by and among Superfly Advertising, Inc. (F/K/A Morlex, Inc.), Superfly Advertising, Inc., Commerce Planet, Inc., Legacy Media LLC and Consumer Loyalty Group, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	January 27, 2009	COMMERCE PLANET, INC.

		By:	/s/ Tony Roth
		Name:	Tony Roth
		Title:	Chief Executive Officer